UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 29, 2015, Real Goods Solar, Inc. (the “Company”) received a subpoena from the U.S. Securities and Exchange Commission requesting the production of documents, records and information related to an investigation into the Company’s July 9, 2014 private placement.

The Company believes that it has complied fully with all applicable laws, rules and regulations, and intends to cooperate fully with the government’s investigation. At this time, the Company is unable to determine the potential impact, if any, that will result from this investigation. If the Company, its officers or its directors are deemed to have violated the securities laws, the U.S. Securities and Exchange Commission may seek various remedies against them.

As previously disclosed, four of the investors in the Company’s July 9, 2014 private placement have asserted claims against the Company and certain current and former officers and directors in three separate lawsuits alleging certain misrepresentations and omissions in the offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: June 29, 2015